Exhibit 10.45
ENVIRONMENTAL INDEMNITY AGREEMENT
     THIS ENVIRONMENTAL INDEMNITY AGREEMENT (“Agreement”) made as of July 6, 2010, by TNP SRT NORTHGATE PLAZA TUCSON, LLC, a Delaware limited liability company (“Borrower”), and TNP STRATEGIC RETAIL TRUST, INC., a Maryland corporation (“Guarantor”) (Borrower and Guarantor are hereinafter collectively referred to as “Indemnitors”), in favor of THRIVENT FINANCIAL FOR LUTHERANS, a Wisconsin corporation (“Indemnitee”), and the other Indemnified Parties (defined below).
RECITALS
          A. Subject to the provisions of that certain Assumption and Second Modification Agreement of even date herewith (the “Assumption Agreement”), by and among CRESTLINE INVESTMENTS, L.L.C., an Arizona limited liability company (“Assignor”), as Assignor, Borrower, as Assignee, and Indemnitee, as Lender, Borrower is, or will be, the owner of the real property described in Exhibit A attached hereto and incorporated herein by this reference (the “Premises”).
     B. The Premises is subject to liens of, among other things, (i) that certain Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing dated July 10, 2002 (the “Original Deed of Trust”), made by Assignor, as Trustor, to a trustee for the use and benefit of Indemnitee, as Beneficiary, and recorded July 10, 2002, in Docket 11838, page 269, in the office of the Pima County Recorder (all recording information contained herein refers to recordings in the office of the Pima County Recorder), as modified by that certain Modification Agreement dated June 22, 2004 (the “Modification”), by and between Indemnitee, as Lender, and Assignor, as Borrower, and recorded June 25, 2004, in Docket 12331, page 1269, (the Original Deed of Trust, as modified by the Modification, is hereinafter referred to as the “Security Instrument”); and (ii) that certain Assignment of Rents and Leases dated July 10, 2002 (the “Original Lease Assignment”), from Assignor, as Borrower, to Indemnitee, as Lender, and recorded July 10, 2002, in Docket 11838, page 302, as modified by the Modification, (the Original Lease Assignment, as modified by the Modification, is hereinafter referred to as the “Lease Assignment”), which are liens against the real property described in Exhibit A attached hereto and incorporated herein by this reference (the “Premises”). The Security Instrument and the Lease Assignment are sometimes hereinafter collectively referred to as the “Security Documents”.
     C. The Security Documents secure, among other things, payment of the indebtedness evidenced by that certain Promissory Note made by Assignor to the order of Indemnitee dated July 10, 2002 (the “Original Note”), in the face amount of FIVE MILLION THREE HUNDRED THOUSAND DOLLARS ($5,300,000), which Original Note was amended and restated by that certain Amended and Restated Promissory Note dated June 22, 2004 (the “Restated Note”), in the face amount of FIVE MILLION THREE HUNDRED THOUSAND DOLLARS ($5,300,000), made by Assignor to the
LOAN NO. 10-0086070
2324568.2/ENVIRONMENTAL INDEMNITY/CRESTLINE 2010 ASSUMPTION

order of Indemnitee, (the Original Note, as amended and restated by the Restated Note, is hereinafter referred to as the “Note”).
     D. Indemnitee consented to the transfer of the Premises from Assignor to Borrower (the “Transfer”), and the assumption by Borrower of the loan evidenced by the Note and secured by the Security Documents, on the terms and conditions contained in the Assumption Agreement and in that certain consent to transfer letter dated June 3, 2010 (the “Transfer Consent”), from Indemnitee to Assignor.
     E. Indemnitors enter into this Agreement to induce Indemnitee to consent to the Transfer and to satisfy certain of the conditions specified in the Transfer Consent. Indemnitors acknowledge that Indemnitee would not permit the Transfer unless Indemnitors execute and deliver this Agreement to Indemnitee, and intend that Indemnitee shall rely on this Agreement in consenting to the Transfer and permitting the Assumption.
AGREEMENT
     NOW THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitors hereby represent, warrant, covenant and agree for the benefit of Indemnified Parties as follows:
     1. Definitions. As used in this Agreement, the following terms shall have the following meanings:
     (a) The term “Hazardous Substances or Wastes” includes but is not limited to any and all substances (whether solid, liquid or gas) defined, listed, or otherwise classified as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, or words of similar meaning or regulatory effect under any present or future Environmental Laws or that may have a negative impact on human health or the environment including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables, explosives and mold.
     (b) The term “Environmental Law” means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law, relating to protection of human health or the environment, relating to Hazardous Substances or Wastes, relating to liability for or costs of Remediation or prevention of Releases of Hazardous Substances or Wastes or relating to liability for or costs of other actual or threatened danger to human health or the environment. The term “Environmental Law” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the

Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including, but not limited to, Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National Environmental Policy Act; and the River and Harbors Appropriation Act. The term “Environmental Law” also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property requiring notification or disclosure of Releases of Hazardous Substances or Wastes or other environmental condition of the Premises to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property; imposing conditions or requirements in connection with permits or other authorization for lawful activity; relating to nuisance, trespass or other causes of action related to the Premises; and relating to wrongful death, personal injury, or property or other damage in connection with any physical condition or use of the Premises.
     (c) The term “Release” with respect to any Hazardous Substances or Wastes includes, but is not limited to, any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Substances or Wastes.
     (d) The term “Remediation” includes but is not limited to any response, remedial, removal, or corrective action; any activity to clean up, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substances or Wastes; any actions to prevent, cure or mitigate any Release of any Hazardous Substances or Wastes; any action to comply with any Environmental Laws or with any permits issued pursuant thereto; any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or evaluation relating to any Hazardous Substances or Wastes or to anything referred to herein.
     (e) The term “Legal Action” means any claim, suit or proceeding, whether administrative or judicial in nature.
     (f) The term “Indemnified Parties” includes Indemnitee, any person or entity who is or will have been involved in the origination of the Loan, any person or entity who is or will have been involved in the servicing of the Loan, any person or entity in whose name the encumbrance created by the Security Instrument is or will have been recorded, persons and entities who may hold or acquire or will have held a full or partial interest in the Loan, including, but not limited to, custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan for the benefit of third parties.
     (g) The term “Losses” includes any losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including, but not limited to, strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of Remediation (whether or not performed voluntarily), amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs, attorneys’ fees, engineers’ fees, environmental consultants’ fees, and investigation costs (including, but not limited to, costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards.
     2. Indemnitor Representations and Warranties. Each Indemnitor represents and warrants to Indemnitee that:
     (a) If Indemnitor is a corporation, partnership, limited liability company or trust, it is duly organized, validly existing and in good standing under the laws of the state of its organization, is duly qualified to do business in all states in which it is required to be so qualified, and has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by Indemnitor has been duly and validly authorized; and all requisite action has been taken by Indemnitor to make this Agreement valid and binding upon Indemnitor, enforceable in accordance with its terms.
     (b) If Indemnitor is an individual, such individual is of legal age, is under no legal disability and is fully competent to make, execute and deliver this Agreement.
     (c) If Indemnitor is a corporation, partnership, limited liability company or trust, neither the execution and delivery of this Agreement nor the performance of the provisions of the agreements herein contained on the part of Indemnitor will contravene, violate or constitute a default under the organizational and other governing instruments of such Indemnitor or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under any agreement, indenture, loan or credit agreement or other instrument to which Indemnitor or the Premises is subject or result in the violation of any law, rule, regulation, order, judgment or decree to which Indemnitor or the Premises is subject.
     (d) If Indemnitor is an individual, neither the execution and delivery of this Agreement nor the performance of the provisions of the agreements herein contained on the part of such Indemnitor will result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under any agreement, indenture, loan or credit agreement or other instrument to which Indemnitor or the Premises is subject or result in the violation of any law, rule, regulation, order, judgment or decree to which Indemnitor or the Premises is subject.
     (e) There are no (i) bankruptcy proceedings involving Indemnitor and none is contemplated; (ii) dissolution proceedings involving Indemnitor and none is contemplated; (iii) unsatisfied judgments of record against Indemnitor; or (iv) tax liens filed against Indemnitor.
     (f) This Agreement has been duly executed and delivered by Indemnitor and constitutes the legal, valid and binding obligation of Indemnitor, enforceable in accordance with its terms, except as to enforcement of remedies, as may be limited by bankruptcy, insolvency or similar laws affecting generally the exercise and enforcement of creditor’s rights and remedies.
     (g) There are no judgments, suits, actions or proceedings at law or in equity or by or before any governmental instrumentality or agency now pending against or, to the best of Indemnitor’s knowledge, threatened against or affecting Indemnitor or Indemnitor’s assets, or both, nor has any judgment, decree or order been issued against Indemnitor or Indemnitor’s assets, or both.
     (h) No consent or approval of any regulatory authority having jurisdiction over Indemnitor is necessary or required by law as a prerequisite to the execution, delivery and performance of the terms of this Agreement.
     (i) Indemnitor is not, to the extent such would have a material adverse effect on Indemnitor and as of the date hereof, (i) in default in the payment or performance of any of Indemnitor’s obligations in connection with borrowed money or any other major obligation, or (ii) in default under any other contract or agreement to which Indemnitor is a party.
     (j) Any and all balance sheets, net worth statements and other financial statements and data which have heretofore been given to Indemnitee with respect to Indemnitor fairly and accurately represent the financial condition of Indemnitor as of the date thereof, and, since the date thereof, there has been no material adverse change in the financial condition of Indemnitor.
     3. Environmental Representations and Warranties. To the best of Indemnitors’ knowledge, based solely upon the “Environmental Report” (as hereinafter defined), (a) there are no Hazardous Substances or Wastes or underground storage tanks in, on, or under the Premises, except those that are both (i) in compliance with all Environmental Laws and with permits issued pursuant thereto and (ii) fully disclosed to Indemnitee in writing pursuant to the written report(s) resulting from the environmental assessment(s) of the Premises delivered to Indemnitee (such report(s) are identified in Exhibit “B” attached hereto and are referred to below collectively as the “Environmental Report”); (b) there are no past, present or threatened Releases of Hazardous Substances or Wastes in, on, under or from the Premises except as described in the Environmental Report; (c) there is no threat of any Release of Hazardous Substances or Wastes migrating to the Premises except as described in the Environmental Report; (d) there is no past or present non-compliance with Environmental Laws, or with permits issued pursuant thereto, in connection with the Premises, except as described in the Environmental Report; (e) Indemnitors do not know of, and have not received, any written notice or other communication from any person or entity (including, but not limited to, a governmental entity) relating to Hazardous Substances or Wastes or Remediation thereof, of possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Premises, or any actual or potential administrative or judicial proceedings in connection with any of the foregoing; and (f) Indemnitors have truthfully and fully provided to Indemnitee, in writing, any and all information relating to conditions in, on, under or from the Premises that is known to any Indemnitor and that is contained in files and records of any Indemnitor including, but not limited to, any reports relating to Hazardous Substances or Wastes in, on, under or from the Premises and/or to the environmental condition of the Premises.
     4. Environmental Covenants. Indemnitors covenant and agree that: (a) all uses and operations on or of the Premises, by Indemnitors or any other person or entity, shall be in material compliance with all Environmental Laws and permits issued pursuant thereto; (b) there shall be no Releases of Hazardous Substances or Wastes in, on, under or from the Premises by Indemnitors or anyone controlled by, controlling or under common control with Indemnitors; (c) Indemnitors shall keep the Premises free and clear of all liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of Indemnitors or any other person or entity (the “Environmental Liens”); (d) Indemnitors shall, at their sole cost and expense, perform any environmental site assessment or other investigation of environmental conditions in connection with the Premises, pursuant to any written request of Indemnitee (provided that such request is made based upon Indemnitee’s reasonable belief that there are Hazardous Substances or Wastes in, or under the Premises which are not in compliance with Environmental Laws), and share with Indemnitee the reports and other results thereof, and Indemnitee and other Indemnified Parties shall be entitled to rely on such reports and other results thereof; (e) Indemnitors shall, at their sole cost and expense, comply with all written requests of Indemnitee to (i) effectuate Remediation of any condition (including, but not limited to, a Release of a Hazardous Substance) in, on, under or from the Premises; (ii) comply with any Environmental Law; (iii) comply with any directive from any governmental authority; and (iv) take any other action necessary or appropriate for protection of human health or the environment; (f) Indemnitors shall not do or knowingly allow any tenant or other user of the Premises to do any act that materially increases the dangers to human health or the environment, poses an unreasonable risk of harm to any person or entity (whether on or off the

Premises), impairs or may impair the value of the Premises, is contrary to any requirement of any insurer, constitutes a public or private nuisance, constitutes waste, or violates any covenant, condition, agreement or easement applicable to the Premises; and (g) Indemnitors shall immediately notify Indemnitee in writing of (i) any presence or Releases or threatened Releases of Hazardous Substances or Wastes in, on, under, from or migrating towards the Premises; (ii) any non-compliance with any Environmental Laws related in any way to the Premises; (iii) any actual or potential Environmental Lien; (iv) any required or proposed Remediation of environmental conditions relating to the Premises; and (v) any written or oral notice or other communication of which any Indemnitor becomes aware from any source whatsoever (including, but not limited to, a governmental entity) relating in any way to Hazardous Substances or Wastes or Remediation thereof, possible liability of any person or entity pursuant to any Environmental Law, other environmental conditions in connection with the Premises, or any actual or potential administrative or judicial proceedings in connection with anything referred to in this Agreement.
     5. Indemnified Parties’ Rights/Cooperation and Access. The Indemnified Parties and any other person or entity designated by Indemnified Parties (including, but not limited to, any receiver, any representative of a governmental entity and any environmental consultant), shall have the right but not the obligation to enter upon the Premises at all reasonable times to assess any and all aspects of the environmental condition of the Premises and its use including, but not limited to, conducting any environmental assessment or audit (the scope of which shall be determined in Indemnitee’s sole and absolute discretion) and taking samples of soil, groundwater or other water, air or building materials, and conducting other invasive testing; provided, however, that Indemnified Parties shall not conduct such testing or assessments unless there has been an Event of Default under the Loan Documents, or Indemnified Parties have a reasonable belief or expectation that there exists a violation of an Environmental Law or an actual or threatened release of Hazardous Substances or Wastes on the Premises. Indemnitors shall cooperate with and provide access to the Indemnified Parties and any such person or entity designated by the Indemnified Parties. All such investigations shall be performed at Indemnitors, sole cost and expense.
     6. Indemnification. Indemnitors covenant and agree at their sole cost and expense, to protect, defend, indemnify, release and hold Indemnified Parties harmless from and against and actually incurred by any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) the past, present or future presence, Release or threatened Release of any Hazardous Substances or Wastes in, on, above, or under the Premises; (b) any past, present or threatened non-compliance or violations of any Environmental Laws (or permits issued pursuant to any Environmental Law) in connection with the Premises or operations thereon; (c) any legal or administrative processes or proceedings or judicial proceedings in any way connected with any matter addressed in this Agreement; (d) any personal injury, wrongful death, or property or other damage arising under any statutory or common law or tort law theory concerning Hazardous Substances or Wastes; and (e) any misrepresentation or inaccuracy in any representation or warranty or material breach or failure to perform any covenants or other obligations in this Agreement or any covenants which are related to Hazardous Substances or Wastes or Environmental Law.
     7. Duty to Defend and Attorneys and Other Fees and Expenses. Upon written request by any Indemnified Party, Indemnitors shall defend and provide legal representation for such Indemnified Party with respect to any of the matters referenced in Section 6 above (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals approved by the Indemnified Parties. Notwithstanding the foregoing, any Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them with respect to such matters, and, at the option of Indemnified Parties, their attorneys shall control the resolution of such matters. Upon demand, Indemnitors shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith.
     8. Unimpaired Liability. The liability of Indemnitors under this Agreement shall in no way be limited or impaired by, and Indemnitors hereby consent to and agree to be bound by, any amendment or modification of the provisions of the Note, the Security Instrument or any of the other “Loan Documents” (as hereinafter defined). In addition, the liability of Indemnitors under this Agreement shall in no way be limited or impaired by (i) any extensions of time for performance required by the Note, the Security Instrument or any of the other Loan Documents, (ii) any sale or transfer of all or part of the Premises, (iii) any exculpatory provision in the Note, the Security Instrument, or any of the other Loan Documents limiting Indemnitee’s recourse to the Premises or to any other security for the Note, or limiting Indemnitee’s rights to a deficiency judgment against Indemnitors, (iv)the accuracy or inaccuracy of the representations and warranties made by Indemnitors under the Note, the Security Instrument or any of the other Loan Documents or herein, (v) the release of any Indemnitor or any other person from performance or observance of any of the agreements, covenants, terms or condition contained in any of the other Loan Documents by operation of law, Indemnitee’s voluntary act, or otherwise, (vi) the release or substitution in whole or in part of any security for the Note, or (vii) Indemnitee’s failure to record the Security Instrument or file any UCC financing statements (or Indemnitee’s improper recording or filing of any thereof) or to otherwise perfect, protect, secure or insure any security interest or lien given as security for the Note; and, in any such case, whether with or without notice to Indemnitors and with or without consideration.
     9. Enforcement. The Indemnified Parties may enforce the obligations of Indemnitors without first resorting to or exhausting any security or collateral or without first having recourse to the Note, the Security Instrument or any other Loan Documents or any of the Premises, through foreclosure proceedings or otherwise, provided, however, that nothing herein shall inhibit or prevent Indemnitee from suing on the Note, foreclosing, or exercising any power of sale under, the Security Instrument, or exercising any other rights and remedies thereunder. This Agreement is not collateral or security for the debt of Indemnitors pursuant to the Loan. It is not necessary for an “Event of Default” (as defined in the Security Instrument) to have occurred for the Indemnified Parties to exercise their rights pursuant to this Agreement. Notwithstanding any provision of the Security Instrument, the obligations pursuant to this Agreement are exceptions to any non-recourse or exculpation provision of the Security Instrument; Indemnitors are fully and personally liable for such obligations, and Indemnitors, liability is not limited to the original or amortized principal balance of the Loan or the value of the Premises.
     10. Survival. The obligations and liabilities of Indemnitors under this Indemnity shall fully survive indefinitely notwithstanding any termination, satisfaction, assignment, entry of a judgment of foreclosure, exercise of any power of sale, or delivery of a deed in lieu of foreclosure of the Security Instrument.
     11. Interest. Any amounts payable to any Indemnified Parties under this Agreement shall become immediately due and payable on demand and, if not paid within ten (10) days of such demand therefor, shall bear interest at the rate of twelve percent (12%) per annum, from the date payment was due.
     12. Waivers. Indemnitors unconditionally waive the following defenses to enforcement of this Agreement: (i) all presentments, demands, demands for performance, notices of nonperformance, protests, notices of protest, dishonor, nonpayment, partial payment, default and protest, notices of acceptance of this Agreement and all other notices and formalities to which Indemnitors may be entitled; (ii) any right to require Indemnitee to proceed against Borrower or any guarantor or to proceed against or exhaust any collateral described in the Note, the Security Instrument or any other document securing the Loan (the “Loan Documents”); (iii) any defense arising by reason of any invalidity or unenforceability of any of the Loan Documents or any disability of Borrower or any guarantor; (iv) any defense arising by reason of the manner in which Indemnitee has exercised its remedies under the Loan Documents; (v) any defense based upon an election of remedies by Indemnitee; and (vi) any right of subrogation and any rights to enforce any remedy which Indemnitee now has or may hereafter have against Borrower and any benefit of, and any right to participate in, any security now or hereafter held by Indemnitee.
     13. Subrogation. Indemnitors shall take any and all actions, including institution of legal action against third-parties, necessary or appropriate to obtain reimbursement, payment or compensation from such persons responsible for the presence of any Hazardous Substances or Wastes at, in, on, under or near the Premises or otherwise obligated by law to bear the cost. The Indemnified Parties shall be and hereby are subrogated to all of Indemnitors’ rights now or hereafter in such claims.

     14. Notice of Legal Actions. Each party hereto shall, within five (5) business days of receipt thereof, give written notice to the other party hereto of (i) any notice, advice or other communication from any governmental entity or any source whatsoever with respect to Hazardous Substances or Wastes on, from or affecting the Premises, and (ii) any Legal Action brought against such party or related to the Premises, with respect to which any Indemnitor may have liability under this Agreement. Such notice shall comply with the provisions of Section 26 hereof.
     15. Examination of Books and Records. The Indemnified Parties and their accountants shall have the right to examine the records, books, management and other papers of Indemnitors which reflect upon their financial condition, at the Premises or at any office regularly maintained by Indemnitors where the books and records are located. The Indemnified Parties and their accountants shall have the right to make copies and extracts from the foregoing records and other papers. In addition, the Indemnified Parties and their accountants shall have the right to examine and audit the books and records of Indemnitors pertaining to the income, expenses and operation of the Premises during reasonable business hours at any office of Indemnitors where the books and records are located.
     16. Survival of Indemnities. The indemnities given in this Agreement are in addition to and separate from those set forth in the Security Instrument. The indemnities given in this Agreement are given in consideration of Indemnitee making the Loan to Borrower but are not given as security for repayment of the Loan and shall fully survive repayment of the Loan, the foreclosure of the Security Instrument, and/or acceptance of a deed in lieu of foreclosure; provided, however, that Indemnitors obligations hereunder shall not extend to any violations of Environmental Law or Releases of Hazardous Substances or Wastes occurring after the date of any foreclosure sale, recordation of any deed in lieu of foreclosure or any other transfer of the Premises to a party which is not an affiliate of Indemnitors.
     17. Release of Liability. Any one or more parties liable upon or in respect of this Agreement may be released without affecting the liability of any party not so released.
     18. Governing Law. This Agreement and the rights and obligations of all parties hereunder shall be governed by and construed in accordance with the laws of the state or commonwealth in which the Premises are located.
     19. Jurisdiction. The parties hereto irrevocably (a) agree that any suit, action or other legal proceeding arising out of or relating to this Agreement may be brought in a court of record in the state or commonwealth in which the Premises are located or in the courts of the United States of America located in such state or commonwealth, (b) consent to the non-exclusive jurisdiction of each such court in any suit, action or proceeding, and (c) waive any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Nothing contained herein shall prevent Indemnitee from bringing any action or exercising any rights against any security given to Indemnitee by Indemnitors, or against Indemnitors personally, or against any property of Indemnitors, within any other state. Commencement of any such action or proceeding in any other state shall not constitute a waiver of the agreement as to the laws of the state which shall govern the rights and obligations of Indemnitors and Indemnitee hereunder.
     20. Indemnitors Not Released. No delay or omission of Indemnitee to exercise any of its rights and remedies under this Agreement shall constitute a waiver of the right of Indemnitee to exercise such rights and remedies at a later time. The acceptance by Indemnitee of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of Indemnitee’s right to either require prompt payment when due of all other sums payable hereunder or to declare a default for failure to make prompt payment.
     21. Captions. The captions to the Sections of this Agreement are for convenience only and shall not be deemed part of the text of the respective Sections and shall not vary, by implication or otherwise, any of the provisions of this Agreement.
     22. Severability. The parties hereto intend and believe that each provision of this Agreement comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or any portion of any provision contained in this Agreement is held by a court of law to be invalid, illegal, unlawful, void or unenforceable as written in any respect, then it is the intent of all parties hereto that such portion or provision shall be given force to the fullest possible extent that it is legal, valid and enforceable, that the remainder of the Agreement shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion or provision was not contained therein, and the rights, obligations and interests of Indemnitors and Indemnitee under the remainder of this Agreement shall continue in full force and effect.
     23. Successors and Assigns. The provisions of this Agreement shall be binding upon Indemnitors and upon Indemnitors’ heirs, administrators, representatives, executors, successors and assigns and shall inure to the benefit of Indemnitee and its successors and assigns. As used herein the words “successors and assigns” shall also be deemed to include the heirs, representatives, administrators and executors of any natural person who is a party to this Agreement.
     24. Remedies Cumulative. The remedies of Indemnitee as provided in this Agreement and in the Note, the Security Instrument and any other Loan Document and the warranties contained herein or therein shall be cumulative and concurrent, may be pursued singly, successively or together at the sole discretion of Indemnitee, may be exercised as often as occasion for their exercise shall occur and in no event shall the failure to exercise any such right or remedy be construed as a waiver or release of such right or remedy. No remedy under this Agreement or under the Note, the Security Instrument and any other Loan Document conferred upon or reserved to Indemnitee is intended to be exclusive of any other remedy provided in this Agreement or in any other

Loan Document or provided by law, but each shall be cumulative and shall be in addition to every other remedy given under this Agreement or in the Note, the Security Instrument and any other Loan Document or now or hereafter existing at law or in equity or by statute.
     25. No Oral Modification. No waiver, amendment, release or modification of this Agreement shall be made orally or shall be established by conduct, custom or course of dealing but only by an instrument in writing duly executed by Indemnitee and Indemnitors.
     26. Notices. Any notice which any party hereto may desire or may be required to give to any other party shall be in writing and either (a) mailed by certified mail, return receipt requested, or (b) sent by a nationally recognized overnight carrier which provides for a return receipt. Any such notice shall be sent to the respective party’s addresses as set forth below or to such other address as such party may, by notice in writing, designate as its address:

Indemnitors:	TNP SRT Northgate Plaza Tucson, LLC
c/o Thompson National Properties, LLC
1900 Main Street
Suite 700
Irvine, California 92614
Attention: Mr. Steve Corea

TNP Strategic Retail Trust, Inc.
c/o Thompson National Properties, LLC
1900 Main Street
Suite 700
Irvine, California 92614
Attention: Mr. Steve Corea

Indemnitee:	Thrivent Financial for Lutherans Attention: Loan Administration — Mortgages and Real Estate 625 Fourth Avenue South Minneapolis, Minnesota 55415
Any such notice shall constitute service of notice hereunder three (3) days after the mailing thereof by certified mail or one (1) day after the sending thereof by overnight carrier.
     27. Joint and Several Liability. The promises and agreements herein shall be construed to be and are hereby declared to be the joint and several promises and agreements of Indemnitors and shall constitute the joint and several obligations of Indemnitors and shall be fully binding upon and enforceable against all of Indemnitors. Neither the death nor release of any person or party to this Agreement shall affect or release the joint and several liability of any other person or party. Indemnitee may at its option enforce this Agreement against one or all of Indemnitors, and Indemnitee shall not be required to resort to enforcement against each of Indemnitors and the failure to proceed against or join any of Indemnitors shall not affect the joint and several liability of any of the other Indemnitors.
     28. WAIVER OF JURY TRIAL. INDEMNITEE BY ITS ACCEPTANCE HEREOF AND INDEMNITORS HEREBY VOLUNTARILY, KNOWINGLY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AGREEMENT, REGARDLESS OF WHETHER SUCH ACTION OR PROCEEDING CONCERNS ANY CONTRACTUAL OR TORTIOUS OR OTHER CLAIM. INDEMNITORS ACKNOWLEDGE THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO INDEMNITEE IN EXTENDING CREDIT TO BORROWER, THAT INDEMNITEE WOULD NOT HAVE EXTENDED SUCH CREDIT WITHOUT THIS JURY TRIAL WAIVER, AND THAT INDEMNITORS HAVE BEEN REPRESENTED BY AN ATTORNEY OR HAVE HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND UNDERSTAND THE LEGAL EFFECT OF THIS WAIVER.
     29. Counterparts. This Agreement may be executed in one or more counterparts by some or all of the parties hereto, each of which counterparts shall be an original and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.
     30. Incorporation of State Law Provisions. Certain provisions/sections of this Agreement and certain additional provisions/sections that are required by laws of the State or Commonwealth in which the Premises are located may be amended, described and/or otherwise set forth in more detail on Exhibit “C” attached hereto, which such Exhibit by this reference, is incorporated into and made a part of this Agreement. In the event of any conflict between such state law provisions and any provision herein, the state law provisions shall control.
     31. Dating of this Agreement. Indemnitors hereby authorize Indemnitee to date this Agreement with the date on which the Assumption Agreement is offered for recordation in the office of the Pima County Recorder.

     IN WITNESS WHEREOF, this Environmental Indemnity Agreement has been executed and delivered by Indemnitors to be effective (although not necessarily signed) as of the day and year first above written.

BORROWER

TNP SRT NORTHGATE PLAZA TUCSON, LLC, a Delaware limited liability company

By:	TNP SRT NORTHGATE PLAZA TUCSON HOLDINGS, LLC, a Delaware limited liability company Its Sole Member

	By:	TNP STRATEGIC RETAIL OPERATING PARTNERSHIP, LP, a Delaware limited partnership Its Sole Member

		By:	TNP STRATEGIC RETAIL TRUST, INC., a Maryland corporation General Partner

			By Name	/s/ Wendy Worcester Wendy Worcester
			Title	CFO

GUARANTOR

TNP STRATEGIC RETAIL TRUST, INC., a Maryland corporation

By	/s/ Wendy Worcester

	Name	Wendy Worcester
	Title	CFO

STATE OF CALIFORNIA	)
) ss.
County of Orange	)
     On June 29, 2010, before me, Bhriza Camacho, a Notary Public, personally appeared Wendy Worcester, who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
     I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.
     WITNESS my hand and official seal.

Signature:	/s/ Bhriza Camacho	(Seal)

LEGAL DESCRIPTION
The land referred to in this document is situated in the County of Pima, State of Arizona and is described as follows:
A portion of the Southwest quarter of the Southwest quarter of the Southwest quarter of Section 34, Township 13 South, Range 14 East, Gila and Salt River Base and Meridian, Pima County, Arizona, more particularly described as follows:
COMMENCING at the Southwest corner of said Section 34 being monumented by a brass cap in casting;
THENCE North 00 degrees 28 minutes 39 seconds West, along the West line of said Section 34, a distance of 60.00 feet;
THENCE North 89 degrees 53 minutes 28 seconds East, parallel to the South line of said Section 34, a distance of 60.00 feet to the POINT OF BEGINNING, monumented by a 1/2 inch rebar tagged “LS 4399”;
THENCE North 00 degrees 28 minutes 39 seconds West, parallel to the West line of said Section 34, a distance of 15.00 feet to a point, monumented by a 1/2 inch rebar tagged “LS 4399”;
THENCE North 04 degrees 05 minutes 42 seconds East, a distance of 125.43 feet to a chiseled “X”;
THENCE North 00 degrees 28 minutes 39 seconds West, parallel to the West line of said Section 34, a distance of 124.78 feet;
THENCE North 45 degrees 28 minutes 39 seconds West, a distance of 14.14 feet to a 1/2 inch rebar tagged “LS 4399”;
THENCE North 00 degrees 28 minutes 39 seconds West, parallel to and distant 60.00 feet Easterly of the West line of said Section 34, a distance of 305.16 feet to a concrete nail tagged “LS 19324”, being 20.00 feet Southerly of the North line of the Southwest quarter of the Southwest quarter of the Southwest quarter, of said Section 34;
THENCE North 89 degrees 52 minutes 03 seconds East, parallel to the North line of the Southwest quarter of the Southwest quarter of the Southwest quarter of said Section 34, a distance of 555.33 feet to the beginning of a horizontal curve concave Southwesterly and a 1/2 inch rebar tagged “LS 4399”;
EXHIBIT A

THENCE Southerly along said curve, an arc distance of 39.11 feet, said curve having a central angle of 89 degrees 37 minutes 25 seconds, and a radius of 25.00 feet, to a 1/2 inch rebar tagged “LS 4399”;
THENCE South 00 degrees 30 minutes 32 seconds East, a distance of 385.23 feet to a 1/2 inch rebar tagged “LS 4399”;
THENCE South 89 degrees 43 minutes 18 seconds East, a distance of 19.91 feet to a 1/2 inch rebar tagged “LS 4399”;
THENCE South 00 degrees 28 minutes 56 seconds East, a distance of 180.00 feet to a 1/2 inch rebar tagged “CE 1322” on the North right-of-way line of Grant Road;
THENCE South 89 degrees 53 minutes 28 seconds West, parallel to and distant 50.00 feet Northerly of the South line of said Section 34, a distance of 200.06 feet to a 1/2 inch rebar tagged “CE 1322”;
THENCE North 00 degrees 16 minutes 48 seconds West, a distance of 10.00 feet;
THENCE South 89 degrees 53 minutes 28 seconds West, parallel to and distant 60.00 feet Northerly of the South line of said Section 34, a distance of 400.30 feet to the POINT OF BEGINNING.
EXCEPT the certain above-ground improvements, buildings and/or structures conveyed in Deed recorded June 25, 2004 in Docket 12331 at page 1264

Tax Parcel Nos.	110-07-414C9 110-07-414D0 110-07-414E1 110-07-414F2

ii

EXHIBIT “B”
IDENTIFICATION OF ENVIRONMENTAL REPORT
     That certain Phase I Environmental Site Assessment Report Northgate Plaza prepared by CB Richard Ellis, CBRE File No. 10-460TX-0114.
EXHIBIT B

EXHIBIT “C”
APPLICABLE STATE LAW PROVISIONS
     C.1 Suretyship Waivers. Indemnitors hereby waive the benefits of the provisions of Arizona Revised Statutes, Sections 12-1641 et seq., Arizona Revised Statutes, Section 44-142, Arizona Revised Statutes, Section 47-3605, and 16 Arizona Revised Statutes, Rules of Civil Procedure, Rule 17(f).
     C.2 Legal Fees. It is understood and agreed that, in addition to those matters specified in this Agreement, Indemnitors shall also be responsible for paying all of Indemnitee’s actual court costs, witness fees and other litigation-related expenses.
     C.3 Agreement Not Secured. It is understood and agreed that this Agreement is not secured by the Security Instrument or any other Loan Document.
EXHIBIT C